EX 99.D
NOTICE OF WITHDRAWAL OF TENDER
Regarding Limited Liability Company Interests In
Grosvenor Registered Multi-Strategy Fund (TI 2), LLC
Tendered Pursuant to the Offer to Purchase
Dated June 27, 2011
The Offer and withdrawal rights will expire
at, and this Notice of Withdrawal must be
received by, 12:00 midnight, Eastern Time,
on July 27, 2011 unless the Offer is extended.
Complete this Notice of Withdrawal and Return by Mail or Fax to your Merrill Lynch, Pierce,
Fenner & Smith, Inc. (“Merrill”) Financial Adviser.
YOUR MERRILL FINANCIAL ADVISER MUST SUBMIT THIS NOTICE OF WITHDRAWAL TO “HEDGETRADE@ML.COM” MAILBOX AND SIMULTANEOUSLY REMOVE THE TRADE ORDER PREVIOUSLY ENTERED INTO THE PAPERLESS AI SYSTEM, BY MIDNIGHT, EASTERN TIME, ON JULY 27, 2011, UNLESS THE OFFER IS EXTENDED.
You are responsible for confirming that this Notice of Withdrawal is received by your Merrill
Financial Adviser.

Notice of Withdrawal of Tender — TI 2 (ML)	Page 1

Ladies and Gentlemen:
     The undersigned hereby withdraws the tender of its limited liability company interest in Grosvenor Registered Multi-Strategy Fund (TI 2), LLC (the “Fund”), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ____________________.
     This tender was in the amount of:
☐ Entire limited liability company interest in the Fund (“Interest”)

☐ Portion of Interest expressed as number of units: _____________________
     The undersigned recognizes that upon submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Interest (or portion thereof) previously tendered will not be purchased by the Fund.
FOR INDIVIDUAL INVESTORS (including spouses invested jointly):

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Date	Date
FOR ENTITY INVESTORS (e.g., trusts, endowments, foundations, corporations, and partnerships):

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Date	Date

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Date	Date

Notice of Withdrawal of Tender — TI 2 (ML)	Page 2